Exhibit 10.9
DUCOMMUN INCORPORATED

STOCK OPTION AGREEMENT

This stock option agreement is made as of ______ (the “Effective Date”), between Ducommun Incorporated, a Delaware corporation (the “Corporation”), and ______ (“Option Holder”).

R E C I T A L S

This stock option agreement is pursuant to the 2024 Stock Incentive Plan (the “Plan”). This stock option agreement DOES NOT represent an incentive stock option as defined in Section 422A of the Internal Revenue Code. This stock option agreement expires on _____ (the “Expiration Date”). Attention is called to the non-compete provisions (applicable to Option Holders employed by the Corporation outside of California) in this stock option agreement. Failure to comply with these provisions will result in the forfeiture of the option. These provisions will be binding on the Option Holder whether or not the option vests.

A G R E E M E N T S

    1.    Grant. The Corporation hereby grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ______ shares of the Common Stock at the purchase price of $______ per share, being 100% of the fair market value of the Common Stock on the date the option is granted, exercisable from time to time in accordance with the provisions of this Agreement until the close of business on the Expiration Date.

    2.    Definitions. Unless the context clearly indicates otherwise, and subject to the terms and conditions of the Plan as the same may be amended from time to time, the following terms, when used in this stock option agreement, shall have the meanings set forth in this Section 2.

        “Common Stock” shall mean the Common Stock, $.01 par value, of the Corporation or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 7 of this stock option agreement.

        “Subsidiary” shall mean a corporation or other form of business entity more than 50% of the voting shares of which is owned or controlled, directly or indirectly, by the Corporation and which is designated by the Committee for participation in the Plan by the key employees thereof.

        “Committee” shall mean the Compensation Committee of the Board of Directors of the Corporation, or if there is no such committee acting, the Board of Directors of the Corporation.

    3.    Conditions to Exercise. The Option Holder may not purchase any shares by exercise of this option unless the Option Holder shall have remained in the employ of the Corporation and/or a Subsidiary until at least _______. On and after ________, the Option Holder may purchase, by exercise of this option, an aggregate of not more than one-third of the total number of shares subject to this option. On and after _______, the Option Holder may purchase, by exercise of this option, an additional one-third of such total number of shares. On and after _______, until this option expires, the Option Holder may purchase, by exercise of this option, all or any part of the shares subject to this option.

    4.    Exercise by the Option Holder. This option may be exercised solely by the Option Holder, except as provided in Section 5 below in the event of the Option Holder’s death.

    5.    Termination. This option shall terminate if and when the Option Holder shall cease to be an employee of the Corporation or a Subsidiary, except as follows:

        (a)    Death. If the Option Holder dies while employed by the Corporation or a Subsidiary, or while this option was exercisable by him or her in accordance with paragraph (b) or (c) below after his or her retirement, permanent disability or the termination of his or her employment other than for cause, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this Option at the time of such death) by the personal representative of the decedent or, by such person or persons as shall have acquired the Option Holder’s rights under this option by will or by the laws of descent and distribution at any time (i) prior to the Expiration Date, in the event the Expiration Date is not more than one year following the date of death, or (ii) within such one year, in the event that the Expiration Date is more than one year following such date of death;

    (b)    Retirement or Permanent Disability. If the Option Holder retires or becomes permanently disabled, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date of his or her retirement or permanent disability) at any time prior to the Expiration Date. As used herein, the term “retirement” shall mean that, on the date on which the Option Holder terminates employment with the Corporation or a Subsidiary, either (x) the Option Holder is sixty-five (65) or more years of age, or (y) ) the Award Holder is sixty (60) or more years of age and has completed at least five (5) years of service with the Corporation or a Subsidiary. As used herein, the term “permanent disability” shall mean the date on which the Option Holder has not worked or been able to work due to physical or mental incapacity for a period of one-hundred eighty (180) consecutive days.

        (c)    Other Termination. If the employment of the Option Holder with the Corporation or a Subsidiary is terminated for any reason other than by death, permanent disability or retirement, this option may be exercised (for not more than the number of shares as to which the Option Holder might have exercised this option on the date on which his or her employment was terminated) at any time (i) prior to the Expiration Date in the event the Expiration Date is not more than three months following the date of such retirement or termination, or (ii) within such three-month period, in the event that the Expiration Date is more than three months following the date of such termination of employment; provided, however, that if the Option Holder is dismissed for cause, of which the Committee shall be the sole judge, this option shall terminate forthwith. The Committee may determine that, for the purpose of the Plan, the Option Holder while on a leave of absence will be considered as still in the employ of the Corporation, provided that this option shall be exercisable during a leave of absence only as to the number of shares as to which it was exercisable at the commencement of such leave of absence.

    6.    Method of Exercise. A person electing to exercise this option shall deliver to the Secretary of the Corporation a written notice of such election and of the number of shares such person has elected to purchase and shall at the time of exercise tender the full purchase price of the shares such person has elected to purchase. The purchase price for the shares may, at the election of the Option Holder, be paid with previously issued shares of Common Stock of the Company, or the deduction of shares of Common Stock to be issued in connection with the exercise of this Option.

    7.    Adjustments

        (a)    If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through recapitalization (other than the conversion of convertible securities according to their terms), reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made, or if the Company shall spin-off, spin-out or otherwise distribute assets with respect to the outstanding shares of Common Stock of the Company, an appropriate and proportionate adjustment may be made in the discretion of the Committee, in (i) the maximum number and kind of shares as to which options may be granted under the Plan, (ii) the number and kind of shares subject to outstanding options, and (iii) the exercise price for each share under outstanding options, without any change in the aggregate purchase price or value applicable to the unexercised portion of the outstanding options.

        (b)    In the event of the dissolution or liquidation of the Company, or upon any merger, consolidation or reorganization of the Company with any other corporations or entities as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company or the acquisition of more than 80% of the stock of the Company by another corporation or entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock, securities or other assets which would have been issuable or payable in respect of or in exchange for such Common Stock then subject to the Plan, as if the optionee had been the owner of such shares as of the transaction date. Any securities so substituted shall be subject to similar successive adjustments.

     8.    No Right to Continued Employment. Nothing in the Plan, in this stock option agreement or in any other instrument executed pursuant thereto shall confer upon the Option Holder any right to continue in the employ of the Corporation or any Subsidiary of the

Corporation or shall interfere in any way with the right of the Corporation or any such Subsidiary to at any time terminate the employment of the Option Holder with or without cause.

     9.    Legal Requirements. No shares issuable upon the exercise of this option shall be issued or delivered unless and until, in the opinion of counsel for the Corporation, all applicable requirements of federal and state law and of the Securities and Exchange Commission pertaining to the issuance and sale of such shares and any applicable listing requirements of any national securities exchange on which shares of the same class are then listed, shall have been fully complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation or any Subsidiary of the Corporation may deem desirable to assure compliance with all applicable legal requirements.

    10.    No Rights as a Shareholder. Neither the Option Holder nor any beneficiary or other person claiming under or through the Option Holder shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such shares of Common Stock, if any, as shall have been issued or transferred to such person.

    11.    Withholding. The Corporation or any Subsidiary of the Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which the Corporation or such Subsidiary determines it is required to withhold in connection with this stock option agreement and the transactions contemplated hereby, and the Corporation or any such Subsidiary may require the Option Holder or other person exercising this Option to pay to the Corporation or such Subsidiary in cash any amount or amounts which may be required to be paid as withheld taxes in connection with any exercise of this Option or any other transaction contemplated hereby as a condition to the exercise of this Option and issuance of shares of the Common Stock, provided, however, that any amount withheld for taxes in connection with any exercise of this Option may, at the election of the Option Holder, be paid with previously issued shares of Common Stock or the deduction of shares of Common Stock to be issued in connection with the exercise of this Option.

    12.    No Assignments. Neither this stock option agreement, nor this option nor any other rights and privileges granted hereby shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law of descent and distribution. Upon any attempt to so transfer, assign, pledge, hypothecate or otherwise dispose of this stock option agreement, this option or any other right or privilege granted hereby contrary to the provisions hereof, this stock option agreement, this option and all of such rights and privileges shall immediately become null and void provided however, that the Award Holder may transfer an Award to any “family member” (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8, and provided further, that such transferee acknowledges and agrees that the Award remains subject to all of the terms and conditions of this Agreement and the Plan.

    13.    Other Programs. Nothing contained in this stock option agreement shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit-sharing or other employee benefit plan or program of the Corporation or of any Subsidiary of the Corporation.

    14.    Non-Solicitation of Customers; Non-Competition. By signing this stock option agreement, the Option Holder agrees that while employed by the Corporation and for a period of one year following the Option Holder’s departure from the Corporation, the Option Holder will not (directly or in association with others) call on or solicit any of the Corporation’s customers with whom the Option Holder had personal contact while employed by the Corporation, for the purpose of providing the customers with goods and/or services similar in nature to those provided by the Corporation in its Business (as defined below). The Option Holder further agrees that for the same time period, the Option Holder will not, directly or indirectly, engage in any activity which is the same as or competitive with the Business including, without limitation, engagement as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), guarantor, consultant, advisor, agent, sales representative or other participant, in any market which the Corporation conducts its Business. For purposes of this stock option agreement, the term “Business” means engineering and manufacturing services for high-performance products and high-cost-of failure applications used primarily in the aerospace and defense, industrial, medical and other industries, and any other activity of the Corporation or any of its affiliates. This Section 14 is not intended to prevent the Option Holder from engaging in any activity that is not the same as or competitive with the Business. The Option Holder acknowledges that the Corporation would not have awarded the option granted under this stock option agreement absent the Option Holder’s agreement to be bound by the promises made in this Section 14.

    15.    Acknowledgment; Injunctive Relief. By signing this stock option agreement, the Option Holder acknowledges having carefully read and considered all the terms and conditions of this stock option agreement, including the restraints imposed pursuant to Section 14. The Option Holder also agrees that each of the restraints contained herein is necessary for the protection of the goodwill, confidential information, trade secrets and other legitimate interests of the Corporation; that each and every one of these restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints, individually or in the aggregate, will not prevent the Option Holder from obtaining other suitable employment during the period of such restraints. The Option Holder further acknowledges that breach any of the covenants contained in Section 14 would result in irreparable damage to the Corporation. The Option Holder therefore agrees that the Corporation, in addition to any other remedies available to it, shall be entitled to injunctive relief against the breach or threatened breach of said covenants. The Option Holder and the Corporation further agree that, in the event that any provision of Section 14 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

    16.    Violation of Promises. By signing this stock option agreement, the Option Holder agrees that if the Option Holder violates any of the promises in Section 14, the Option Holder’s right to the shares of Common Stock upon exercise of the option shall not have been earned and the unexercised portion of the option, whether vested or not, will be immediately cancelled.

    17.    The Plan. The option hereby granted is subject to, and the Corporation and Option Holder agree to be bound by all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment may adversely affect the Option Holder’s rights under this stock option agreement. Option Holder acknowledges receipt of a complete copy of the Plan.

    18.    Consideration. The consideration for the rights and benefits conferred on Option Holder by this option are the services rendered by the Option Holder after and not before the grant of this option.

    19.    Applicable Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the state in which the Option Holder is employed by the Corporation. Sections 14, 15 and 16 shall not apply to Option Holders employed by the Corporation in California.

DUCOMMUN INCORPORATED

By: ____________________________________
                 Chief Executive Officer

By: ____________________________________
                 Secretary

                            __________________________________
                                         Option Holder